UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2004

PENNFED FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-24040	22-3297339

(State or other jurisdiction jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
622 Eagle Rock Avenue, West Orange, New Jersey		07052-2989

(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (973) 669-7366

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Next Page

Item 4.01 Changes in Registrant's Certifying Accountant

         On August 24, 2004, PennFed Financial Services, Inc. engaged KPMG LLP as its principal accountants for the fiscal year ending June 30, 2005, and dismissed Deloitte & Touche LLP (effective upon the completion of its audit work for the fiscal year ended June 30, 2004 on September 13, 2004). The decision to engage KPMG LLP and dismiss Deloitte & Touche LLP was approved by the Audit Committee of the Board of Directors, which subsequently advised the Board of Directors of its decision.

         In connection with the audits of the two fiscal years ended June 30, 2004, and the subsequent interim period through September 13, 2004, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. In connection with the audits of the two fiscal years ended June 30, 2004, and the subsequent interim period through September 13, 2004, there have been no reportable events (as defined in Regulation S-K Item 304 (a)(1)(v)) with Deloitte & Touche LLP.

         The audit reports of Deloitte & Touche LLP on the consolidated financial statements of PennFed Financial Services, Inc. as of and for the years ended June 30, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

         The Company requested that Deloitte & Touche LLP furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained in this Form 8-K/A, and if not, stating the respects in which they do not agree. A copy of this letter, dated October 29, 2004, is filed as Exhibit 16 to this Form 8-K/A.

Item 9.01 Financial Statements and Exhibits

         (c)       Exhibits

16	Letter re change in certifying accountants: Letter of Deloitte & Touche LLP dated October 29, 2004

2
Next Page

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNFED FINANCIAL SERVICES, INC.
Date:	November 1, 2004	By:	/s/ Joseph L. LaMonica Joseph L. LaMonica President and Chief Executive Officer

3
Next Page

EXHIBIT INDEX

Exhibit No.	Description
16	Letter of Deloitte & Touche LLP dated October 29, 2004

4
End